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                                                                    Exhibit 99.8

                         Beneficial Owner Election Form

                                  Instructions

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock (the "Common Stock") of Harken Energy Corporation (the "Company").

     This will instruct you whether to exercise Rights to purchase shares of the Company's Common Stock distributed with respect to the shares of the Company's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Harken Energy Corporations Rights Certificates."

     Box 1. [_]  Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

     Box 2. [_]  Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

                              Number of         Subscription
                               Rights              Price             Payment
                           ---------------   ------------------   -------------
Subscription Right                         x                    =

     Box 3. [_]  Payment in the following amount is enclosed $_____________.
                 (This amount must equal the amount set forth under "Payment" above).

     Box 4. [_]  Please deduct payment from the following account maintained by you as follows:

___________________________________      _______________________________________
          Type of Account                              Account No.

                                         $______________________________________
                                         _______________________________________
                                         _______________________________________
                                         Signature(s)

                                         Please type or print name(s) below:
                                         _______________________________________
                                         _______________________________________

Date: ______________, 2002

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